UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 8, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The disclosure in Item 1.03 below regarding the Asset Purchase Agreement (as defined below) is incorporated herein by reference.
Item 1.03. Bankruptcy or Receivership.
     As previously reported, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”) and its wholly owned subsidiaries ProxyMed Transaction Services, Inc. and ProxyMed Lab Services LLC (collectively, the “Debtors”) filed voluntary petitions seeking reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 01-11551) (the “Chapter 11 Cases”). In addition, as previously reported, on July 23, 2008, in connection with the Chapter 11 Cases, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Marlin Equity Partners, LLC (“Marlin”) (acting through its wholly owned subsidiary MHC Acquisition Corp., a Delaware corporation). Pursuant to the Asset Purchase Agreement, Marlin was to purchase substantially all of the Company’s assets and assume certain of the Company’s obligations associated with the purchased assets, subject to (i) the Company not receiving higher or better offers at an auction of all or substantially all of the assets of the Company that was to be held on September 8, 2008 (the “Auction”), (ii) the approval of the Bankruptcy Court, and (iii) other customary closing conditions.
     In accordance with Section 363 of the Bankruptcy Code and applicable orders of the Bankruptcy Court, on September 8, 2008, the Company held the Auction and Marlin submitted the winning bid for purchase of substantially all of the Company’s assets. The Bankruptcy Court entered an order (the “Approval Order”) approving (i) Marlin’s bid as the winning bid at the Auction, and (ii) the Asset Purchase Agreement, as modified by the Approval Order, at a hearing held today, September 9, 2008. Pursuant to the Asset Purchase Agreement, as modified by the Approval Order, (i) Marlin will pay a purchase price in the amount of $24.35 million for substantially all of the Company’s assets, and (ii) the closing of Marlin’s purchase of substantially all of the Company’s assets shall occur no later than September 22, 2008. In addition, pursuant to the Approval Order, the bid of a competing bidder, Maple Acquisition Company, LLC (an affiliate of Emdeon Business Services, LLC) that submitted a bid to purchase the Company’s assets in the amount of $24.0 million at the Auction, was approved as the binding back-up bid in the event that the sale of the Company’s assets to Marlin does not close by September 22, 2008.
     A copy of the Asset Purchase Agreement is attached as Exhibit 10.60 to the Company’s Current Report on Form 8-K, filed with the SEC on August 14, 2008, and is incorporated herein by reference. In addition, a copy of the Approval Order (which includes the modifications to the Asset Purchase Agreement) is attached hereto as Exhibit 10.62 and is incorporated herein by reference.
Item 8.01 Other Events.
     The Company today issued a press release announcing (i) Marlin’s winning bid in the Auction held on September 8, 2008 and (ii) the Bankruptcy Court’s final approval of the Asset Purchase Agreement during a hearing held today, September 9, 2008. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.62	Order (A) Approving Asset Purchase Agreement and Authorizing the Sale of Assets of Debtors Outside the Ordinary Course of Business; (B) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Interests and Encumbrances; (C) Authorizing the Assumption and Sale and Assignment of Certain Executory Contracts and Unexpired Leases; and (D) Granting Related Relief

99.1	Press Release of MedAvant, dated September 9, 2008, announcing approval of the Asset Purchase Agreement and winning bid of Marlin.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: September 9, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer